CERTIFICATE NUMBER	DATE OF ISSUE	ACCOUNT NUMBER	T/R. REF.	NUMBER OF SHARE(S)

HESAI

Hesai Group

禾賽科技*

(A company controlled through weighted voting rights and incorporated in the Cayman Islands with limited liability)

CLASS B ORDINARY SHARE CERTIFICATE
HONG KONG SHARE REGISTER

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON(S) IS/ARE THE REGISTERED HOLDER(S) OF FULLY PAID CLASS B ORDINARY SHARE(S) OF NOMINAL VALUE OF US$0.0001 EACH IN THE SHARE CAPITAL OF HESAI GROUP (THE "COMPANY") AS DETAILED BELOW SUBJECT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY.

SHAREHOLDER(S):

CERTIFICATE NUMBER/
CODE:

SPECIMEN
Hong Kong Security Printing Limited

NUMBER OF SHARE(S):

GIVEN UNDER THE SECURITIES SEAL OF THE COMPANY ON THE DATE OF ISSUE AS STATED ABOVE.

DIRECTOR

NO TRANSFER OF THE WHOLE OR ANY PORTION OF THE ABOVE SHARE(S) CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS SHARE CERTIFICATE.
HONG KONG SHARE REGISTRAR: TRICOR INVESTOR SERVICES LIMITED, 17/F, FAR EAST FINANCE CENTRE, 16 HARCOURT ROAD, HONG KONG.

* For identification purpose only

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